                                                                    Exhibit 4.10

================================================================================


                 FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF
                                LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY
                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                      BLACK HAWK/JACOBS ENTERTAINMENT, LLC,

                                       AND

                              GILPIN HOTEL VENTURE,

                                   as Grantors

                                       TO

             THE PUBLIC TRUSTEE OF GILPIN COUNTY, STATE OF COLORADO
                                   as Trustee

                               for the benefit of

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                 as Beneficiary

                Securing Principal Indebtedness of $125,000,000;

                          Dated as of February 22, 2002

                            Relating to Premises in:

                             Gilpin County, Colorado


================================================================================


                       After recording, please return to:

                              Athy A. Mobilia, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005

                                ________________

                                    TABLE OF CONTENTS


                                                                        Page
                                                                        ----
PREAMBLE...............................................................     1

RECITALS...............................................................     1

AGREEMENT..............................................................     2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions...............................................     2
SECTION 1.2  Interpretation............................................     9
SECTION 1.3  Resolution of Drafting Ambiguities........................     9

                          ARTICLE II

                GRANTS AND SECURED OBLIGATIONS

SECTION 2.1  Grant of Mortgaged Property...............................     9
SECTION 2.2  Assignment of Leases and Rents............................    10
SECTION 2.3  Secured Obligations.......................................    11
SECTION 2.4  Future Advances...........................................    11
SECTION 2.5  No Release................................................    11

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GRANTORS

SECTION 3.1  Authority and Validity....................................    12
SECTION 3.2  Warranty of Title.........................................    12
SECTION 3.3  Condition of Mortgaged Property...........................    13
SECTION 3.4  Leases....................................................    14
SECTION 3.5  Insurance.................................................    15
SECTION 3.6  Charges...................................................    15
SECTION 3.7  Environmental.............................................    16
SECTION 3.8  No Conflicts, Consents, etc...............................    16
SECTION 3.9  Benefit to the Grantors...................................    17

                                                                                    Page
                                                                                    ----

                                   ARTICLE IV

                          CERTAIN COVENANTS OF GRANTORS

SECTION 4.1   Preservation of Corporate Existence..................................  17
SECTION 4.2   Title................................................................  17
SECTION 4.3   Maintenance and Use of Mortgaged Property; Alterations...............  18
SECTION 4.4   Notices Regarding Certain Defaults...................................  19
SECTION 4.5   Access to Mortgaged Property, Books and Records; Other Information...  19
SECTION 4.6   Limitation on Liens; Transfer Restrictions...........................  19
SECTION 4.7   Environmental........................................................  20
SECTION 4.8   Estoppel Certificates................................................  21

                                    ARTICLE V

                                     LEASES

SECTION 5.1   Grantors' Affirmative Covenants with Respect to Leases...............  21
SECTION 5.2   Grantors' Negative Covenants with Respect to Leases..................  22
SECTION 5.3   Additional Requirements with Respect to New Leases...................  22

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1   Present Assignment; License to the Grantors..........................  23
SECTION 6.2   Collection of Rents by the Beneficiary...............................  23
SECTION 6.3   No Release...........................................................  23
SECTION 6.4   Irrevocable Interest.................................................  24
SECTION 6.5   Amendment to Leases..................................................  24

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1   Payment of Charges...................................................  24
SECTION 7.2   Escrow of Taxes......................................................  24
SECTION 7.3   Certain Statutory Liens..............................................  24
SECTION 7.4   Stamp and Other Taxes................................................  25
SECTION 7.5   Certain Tax Law Changes..............................................  25
SECTION 7.6   Proceeds of Tax Claim................................................  25

                                  ARTICLE VIII

                                    INSURANCE

SECTION 8.1   Required Insurance Policies and Coverages............................  25

                                                                                          Page
                                                                                          ----
SECTION 8.2   Delivery After Foreclosure................................................    25

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

SECTION 9.1   Contesting of Taxes and Certain Statutory Liens...........................    26
SECTION 9.2   Contesting of Insurance...................................................    26

                                    ARTICLE X

                    DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 10.1  Destruction...............................................................    26
SECTION 10.2  Condemnation..............................................................    26

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1  Events of Default.........................................................    27
SECTION 11.2  Remedies in Case of an Event of Default...................................    27
SECTION 11.3  Sale of Mortgaged Property if Event of Default Occurs; Proceeds of
                 Sale...................................................................    28
SECTION 11.4  Additional Remedies in Case of an Event of Default........................    29
SECTION 11.5  Legal Proceedings After an Event of Default...............................    30
SECTION 11.6  Remedies Not Exclusive....................................................    30
SECTION 11.7  Sale of Mortgaged Leases..................................................    31

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1  Security Agreement........................................................    31
SECTION 12.2  Fixture Filing............................................................    31

                                  ARTICLE XIII

                               FURTHER ASSURANCES

SECTION 13.1  Recording Documentation To Assure Security................................    32
SECTION 13.2  Further Acts..............................................................    32
SECTION 13.3  Additional Security.......................................................    33

                                                                                       Page
                                                                                       ----

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.1   Covenants To Run with the Owned Premises and Leased Premises.........     33
SECTION 14.2   No Merger............................................................     33
SECTION 14.3   Concerning Beneficiary and Trustee...................................     33
SECTION 14.4   Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact......     34
SECTION 14.5   Expenses.............................................................     35
SECTION 14.6   Indemnity............................................................     35
SECTION 14.7   Continuing Security Interest; Assignment.............................     36
SECTION 14.8   Termination; Release.................................................     36
SECTION 14.9   Modification in Writing..............................................     36
SECTION 14.10  Notices..............................................................     36
SECTION 14.11  GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY
                   TRIAL............................................................     36
SECTION 14.12  Severability of Provisions...........................................     37
SECTION 14.13  Limitation on Interest Payable.......................................     37
SECTION 14.14  Business Days........................................................     37
SECTION 14.15  Relationship.........................................................     37
SECTION 14.16  Waiver of Stay.......................................................     38
SECTION 14.17  No Credit for Payment of Taxes or Impositions........................     38
SECTION 14.18  No Claims Against the Beneficiary....................................     38
SECTION 14.19  Obligations Absolute.................................................     38
SECTION 14.20  Last Dollars Secured.................................................     39
SECTION 14.21  Trustee Provisions...................................................     39
SECTION 14.22  Mortgaged Leases.....................................................     39
SECTION 14.23  Senior Intercreditor Agreement.......................................     40
SECTION 14.24  Subordination, Non-Disturbance and Attornment........................     40

SIGNATURE

ACKNOWLEDGMENT

SCHEDULE A     Legal Description
SCHEDULE B     Mortgaged Leases
SCHEDULE C     Prior Liens
SCHEDULE D     Leases

EXHIBIT 1      Form of Subordination, Non-Disturbance
               and Attornment Agreement

        FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Deed of Trust"), dated as of February
                                           -------------
22, 2002, made by BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation, having an office at 240 Main Street, Black Hawk, Colorado 80422 ("Black Hawk"), BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited
  ----------
liability corporation, having an office at 240 Main Street, Black Hawk, Colorado 80422 ("Black Hawk/Jacobs") and GILPIN HOTEL VENTURE, a Colorado joint venture,
        -----------------
having an office at 240 Main Street, Black Hawk, Colorado 80422 ("Gilpin"), each
                                                                  ------
as a grantor, assignor and debtor (Black Hawk, Black Hawk/Jacobs and Gilpin, collectively in such capacities and together with any successors in such capacities, the "Grantors" and each a "Grantor"), in favor of The Public Trustee
                 --------
of Gilpin County, State of Colorado, having an address at 203 Eureka Street, P.O. Box 358, Central City, Colorado 80427, as trustee (together with any successors in such capacity, the "Trustee") for the benefit of WELLS FARGO BANK
                                  -------
MINNESOTA, NATIONAL ASSOCIATION, a national banking association having an office at 213 Court Street, Suite 902, Middletown, CT 06457, in its capacity as trustee pursuant to the Indenture (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, the "Beneficiary").
                 ------------

                                R E C I T A L S :
                                - - - - - - - -

          A. Gameco, Inc. (the "Issuer"), certain of its Subsidiaries (as
                                ------
hereinafter defined), the Grantors and the Beneficiary have, in connection with the execution and delivery of this Deed of Trust, entered into that certain indenture, dated as of February 8, 2002 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Indenture"),
                                                            ---------
pursuant to which the Issuer has issued its 11 7/8% senior secured notes due 2009 (the "Senior Secured Notes") in the aggregate principal amount of
           --------------------
$125,000,000. It is contemplated that the Issuer may, after the date hereof, issue Additional Notes (as defined in the Indenture) and Exchange Notes (as defined in the Indenture); the Exchange Notes, together with the Additional Notes and the Senior Secured Notes, the "Notes"), in each case, pursuant to the
                                         -----
provisions of the Indenture.

          B. The Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding shares of each Grantor.

          C. Each Grantor has, pursuant to the Indenture, among other things, unconditionally guaranteed (the "Guarantee") the obligations of the Issuer under
                                 ---------
the Indenture and the Notes.

          D. Each Grantor will receive substantial benefits from the execution and delivery of, and the performance of the obligations under, the Indenture and the Notes, and is therefore willing to enter into this Deed of Trust.

          E. Black Hawk and Black Hawk/Jacobs are or will be the legal owners of the Mortgaged Property (as hereinafter defined) pledged by it hereunder.

          F. Gilpin is the legal owner and holder of the tenant's interest under those certain leases described in Schedule B annexed hereto (as such leases may
                                  ----------
be amended from time to time in accordance with the provisions of this Deed of Trust, the "Mortgaged Leases"; each, a "Mortgaged Lease"), which affect the Leased Land (as hereinafter defined). A memorandum of lease relating to each Mortgaged Lease was recorded in the real property records of Gilpin County, as set forth in Schedule B annexed hereto.
             ----------

          G. This Deed of Trust is given by each Grantor to the Trustee for the benefit of the Beneficiary and for the benefit of the Holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of
                    ---------------
all of the Secured Obligations (as hereinafter defined).

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby covenants and agrees for the benefit of the Beneficiary and the other Secured Parties as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1 Definitions. Capitalized terms used but not otherwise
                      -----------
defined herein shall have the meanings assigned to such terms in the Indenture. The following terms used in this Deed of Trust shall have the following meanings:

          "ACM" shall have the meaning assigned to such term in Section 4.7(ii)
           ---                                                  ---------------
hereof.

          "Affiliate" shall have the meaning assigned to such term in the
           ---------
Indenture.

          "Alteration" shall mean any and all alterations, installations,
           ----------
improvements, additions, modifications or changes of a structural nature of or to the Owned Premises or the Leased Premises.

          "Beneficiary" shall have the meanings assigned to such term in the
           -----------
Preamble hereof.

          "Business Day" shall have the meaning assigned to such term in the
           ------------
Indenture.

          "Charges" shall mean any and all real estate, property and other
           -------
taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges or Liens imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

          "Collateral Account" shall have the meaning assigned to such term in
           ------------------
the Indenture.

          "Collateral Documents" shall have the meaning assigned to such term in
           --------------------
the Indenture.

          "Contested Liens" shall mean, collectively, any Liens incurred in
           ---------------
respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 9.1 hereof.
              -----------

          "Contracts" shall mean, collectively, any and all right, title and
           ---------
interest of each Grantor in and to any and all contracts and other general intangibles relating to the Mortgaged Property (including, without limitation, all reciprocal easements and/or operating agreements, covenants, conditions and restrictions and similar agreements affecting all or any portion of the Mortgaged Property) and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

          "Credit Agreement" shall have the meaning assigned to such term in the
           ----------------
Indenture.

          "Credit Agreement Collateral" shall have the meaning assigned to such
           ---------------------------
term in the Indenture.

          "Deed of Trust" shall have the meaning assigned to such term in the
           -------------
Preamble hereof.

          "Default Rate" shall mean the rate per annum equal to the highest rate
           ------------
then payable under the Indenture.

          "Destruction" shall mean any and all damage to, or loss or destruction
           -----------
of, the Owned Premises or Leased Premises or any part thereof.

          "Environmental Law" shall mean any applicable federal, state, local or
           -----------------
municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on each Grantor, relating to pollution or protection of the environment, or health or safety including, without limitation, any relating to the release or threatened release of any Hazardous Materials.

          "Event of Default" shall have the meaning assigned to such term in the
           ----------------
Indenture.

          "Fixture" shall mean (1) all machinery, apparatus, equipment,
           -------
fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Owned Land or any other Improvement or used in connection with the use and enjoyment of the Owned Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Owned Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof and (2) all of the Gilpin's estate, right, title and interest in, to and under all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Leased Land or any other Improvement or used in connection with the use and enjoyment of the Leased Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Leased Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof to the extent of the Gilpin's estate, right, title and interest therein.

          "GAAP" shall have the meaning assigned to such term in the Indenture.
           ----

          "Governmental Authority" shall mean any federal, state, local, foreign
           ----------------------
or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Grantors or the Mortgaged Property or any portion thereof.

          "Grantors" shall have the meaning assigned to such term in the
           --------
Preamble hereof.

          "Grantor's Interest" shall have the meaning assigned to such term in
           ------------------
Section 2.2 hereof.

          "Guarantee" shall have the meaning assigned to such term in Recital C
           ---------                                                  ---------
hereof.

          "Guarantors" shall have the meaning assigned to such term in the
           ----------
Indenture.

          "Hazardous Materials" shall mean any substance, chemical, material,
           -------------------
pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

          "Holder" shall have the meaning assigned to such term in the
           ------
Indenture.

          "Improvements" shall mean (1) all buildings, structures and other
           ------------
improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Owned Land including, without limitation (i) all Fixtures of the type described in clause (1) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Owned Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures of the type described in clause (1) of the definition thereof, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Owned Land and to be part of the improvements immediately upon their incorporation therein; and (2) all of the Gilpin's estate, right, title and interest in, to and under all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Leased Land including, without limitation (i) all Fixtures of the type described in clause (2) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Leased Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures of the type described in clause (2) of the definition thereof, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Leased Land and to be part of the improvements immediately upon their incorporation therein to the extent of Gilpin's estate, right, title and interest therein.

          "Indemnified Liabilities" shall have the meaning assigned to such term
           -----------------------
in Section 14.6(i) hereof.
   ---------------

          "Indemnitees" shall have the meaning assigned to such term in Section
           -----------                                                  -------
14.6(i) hereof.
-------

          "Indenture" shall have the meaning assigned to such term in Recital A
           ---------                                                  ---------
hereof.

          "Insurance Policies" means the insurance policies and coverages
           ------------------
required to be maintained by each Grantor with respect to the Mortgaged Property pursuant to Section 4.19(b) of the Indenture and all renewals and extensions thereof.

          "Insurance Requirements" means, collectively, all provisions of the
           ----------------------
Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Grantor and applicable to the Mortgaged Property or any use or condition thereof.

          "Issuer" shall have the meaning assigned to such term in Recital A
           ------                                                  ---------
hereof.

          "Landlord" shall mean any landlord, sublandlord, lessor, sublessor,
           --------
franchisor, licensor or grantor, as applicable.

          "Leased Land" shall mean, in the case of Gilpin, the land described in
           -----------
Schedule A annexed hereto as Parcels 1, 2, 3, 4 and 5 and any and all easements,
----------
rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Leases or belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way be demised under the Mortgaged Leases or belong, relate or be appurtenant thereto.

          "Leased Premises" shall mean, collectively, (1) the lessee's interest
           ---------------
and estate in the Mortgaged Leases and all recorded or unrecorded extensions, amendments, supplements and restatements thereof, and (2) all right, title and interest of the lessee under the Mortgaged Leases in and to (i) the Leased Land and (ii) Improvements of the type described in clause (2) of the definition thereof.

          "Leases" shall mean, collectively, any and all interests of each
           ------
Grantor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy, rental, access or concession agreements and any other agreements pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of the Mortgaged Property, in each case whether now existing or hereafter entered into, whether or not of record, relating in any manner to the Owned Premises or Leased Premises or the use or occupancy thereof and any and all amendments, modifications, supplements, replacements, extensions, renewals and/or guarantees, if any thereof, whether now in effect or hereafter coming into effect.

          "Lessor" shall mean each of Black Hawk and Black Hawk/Jacobs, in its
           ------
capacity as lessor under the applicable Mortgaged Lease.

          "Lien" shall have the meaning assigned to such term in the Indenture.
           ----

          "Mortgaged Leases" shall have the meaning assigned to such Term in
           ----------------
Recital F hereof.
---------

          "Mortgaged Property" shall have the meaning assigned to such term in
           ------------------
Section 2.1 hereof.
-----------

          "Net Loss Proceeds" shall have the meaning assigned to such term in
           -----------------
the Indenture. "Net Proceeds" shall have the meaning assigned to such term in the Indenture. "Notes" shall have the meaning assigned to such term in Recital A
                                                                       ---------
hereof.

          "Officers' Certificate" shall have the meaning assigned to such term
           ---------------------
in the Indenture.

          "Owned Land" shall mean (i) in the case of Black Hawk, the land
           ----------
described in Schedule A annexed hereto as Parcels 1, 2, 3, 4 and 5 and (ii) in
             ----------
the case of Black Hawk/Jacobs, the land described in Schedule A annexed hereto
                                                     ----------
as Parcel 6, in each case together with Black Hawk's or Black Hawk/Jacobs's, as the case may be, reversionary rights therein and each of the Grantors' rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

          "Owned Premises" shall mean, collectively, (i) the Owned Land and (ii)
           --------------
Improvements of the type described in clause (1) of the definition thereof.

          "Permit" shall mean any and all permits, certificates, approvals,
           ------
authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

          "Permitted Collateral Liens" shall have the meaning assigned to such
           --------------------------
term in Section 4.6 hereof.
        -----------

          "Permitted Liens" shall have the meaning assigned to such term in the
           ---------------
Indenture.

          "Person" shall have the meaning assigned to such term in the
           ------
Indenture.

          "Prior Liens" shall mean, collectively, the Liens identified in
           -----------
Schedule C annexed to this Deed of Trust.
----------

          "Proceeds" shall mean, collectively, any and all cash proceeds and
           --------
noncash proceeds and shall include, without limitation, all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person, other than the Issuer or any Subsidiary thereof, that is not a party to this Deed of Trust), indemnity, warranty, guaranty or claim payable to the Beneficiary or to any Grantor from time to time with respect to any of the Mortgaged Property including, without limitation, all Net Loss Proceeds relating thereto, (iii) payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Proceeds relating thereto, (iv) products of the Mortgaged Property and
(v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

          "Property Material Adverse Effect" shall mean, as of any date of
           --------------------------------
determination and whether individually or in the aggregate (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; and (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Deed of Trust or the rights and remedies of the Beneficiary or Trustee hereunder.

          "Prudent Operator" shall mean the standard of care taken by a prudent
           ----------------
operator of property similar in use and configuration to the Owned Premises or Leased Premises, as the case may be, and located in the locality where the Owned Premises or Leased Premises, as the case may be, are located.

          "Records" shall mean, collectively, any and all right, title and
           -------
interest of each Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

          "Rents" shall mean, collectively, any and all rents, additional rents,
           -----
royalties, issues, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by each Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

          "Requirements of Law" shall mean, collectively, any and all
           -------------------
requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

          "Secured Obligations" shall mean all obligations (whether or not
           -------------------
constituting future advances, obligatory or otherwise) of the Issuer and any and all of the Guarantors from time to time arising under or in respect of this Deed of Trust, the Indenture, the Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Deed of Trust, the Indenture, the Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuer, any Guarantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

          "Secured Parties" shall have the meaning assigned to such term in
           ---------------
Recital G hereof.
---------

          "Senior Intercreditor Agreement" shall have the meaning assigned to
           ------------------------------
such term in the Indenture.

          "Senior Secured Notes" shall have the meaning assigned to such term in
           --------------------
Recital A hereof.
---------

          "Subordination Agreement" shall mean a subordination, nondisturbance
           -----------------------
and attornment agreement substantially in the form of Exhibit 1 annexed to this
                                                      ---------
Deed of Trust.

          "Subsidiaries" shall have the meaning assigned to such term in the
           ------------
Indenture.

          "Taking" shall mean any taking of the Mortgaged Property or any part
           ------
thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

          "Tax Escrow Fund" shall have the meaning assigned to such term in
           ---------------
Section 7.2 hereof.
-----------

          "Tenant" shall mean any tenant, subtenant, lessee, sublessee,
           ------
franchisee, licensee, grantee or obligee, as applicable.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date
           ---
hereof in the jurisdiction in which the Owned Premises and the Leased Premises are located; provided, however, that if by reason of mandatory provisions of
             --------  -------
law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Owned Premises and the Leased Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 1.2 Interpretation. In this Deed of Trust, unless otherwise
                      --------------
specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question not to be unreasonably withheld, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Deed of Trust in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Deed of Trust, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provisions hereof and (xi) all obligations of each Grantor hereunder shall be satisfied by such Grantor at its sole cost and expense.

          SECTION 1.3 Resolution of Drafting Ambiguities. Each Grantor
                      ----------------------------------
acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Beneficiary) shall not be employed in the interpretation
                ---
hereof.


                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

          SECTION 2.1 Grant of Mortgaged Property. Each Grantor to the extent of
                      ---------------------------
its interest, if any, hereby pledges, gives, grants, bargains, sells, transfers assigns and conveys to the Trustee, in trust, with powers of sale, for the use and benefit of the Beneficiary (for its benefit and for the benefit of the other Secured Parties), and hereby grants to the Beneficiary (for its benefit and for the benefit of the other Secured Parties), a security interest in and Lien upon all of such Grantor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):
                         ------------------

          (i)    Owned Premises;

          (ii)   Leased Premises;

          (iii)  Leases;

          (iv)   Rents;

          (v)    Permits;

          (vi)   Contracts;

          (vii)  Records; and

          (viii) Proceeds.

          Notwithstanding the foregoing provisions of this Section 2.1,
                                                           -----------
Mortgaged Property shall not include a grant of any of such Grantor's right, title or interest in (i) any Contract to which such Grantor is a party or any of its rights or interests thereunder (other than (x) the right to receive any payment of money (including without limitation accounts, general intangibles and payment intangibles (each as defined in the UCC) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC and (y) any proceeds, substitutions or replacements thereof) to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of such Grantor therein; provided,
                                                                    --------
however, that at such time as any Contract or Permit described in clauses (i)
-------
and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging unto (i) the Trustee, his substitutes or successors, forever, to the extent the same constitutes real property or an interest therein and (ii) the Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of the Beneficiary and the Beneficiary's successors and assigns forever, for the purpose of securing payment and performance by each Grantor of the Secured Obligations, and each Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto each of the Trustee and Beneficiary, their substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof.

          SECTION 2.2 Assignment of Leases and Rents. During the term hereof,
                      ------------------------------
each Grantor absolutely, presently, unconditionally and irrevocably pledges, grants, sells, conveys, delivers, hypothecates, assigns, transfers and sets over to the Beneficiary, and grants to the Beneficiary, subject to the terms of
Article VI hereof, all of such Grantor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Grantor's Interest"):
                                                      ------------------

          (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

          (ii) all claims, rights, powers, privileges and remedies of such Grantor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to such Grantor as a result of such failure;

          (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceeding at law or in equity; and

          (iv) the full power and authority, in the name of such Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which such Grantor, as Landlord, is or may be entitled to take under the Leases.

          SECTION 2.3 Secured Obligations. This Deed of Trust secures, and the
                      -------------------
Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

          SECTION 2.4 Future Advances. This Deed of Trust shall secure future
                      ---------------
advances. The maximum aggregate amount of all advances of principal under the Indenture (which advances are obligatory to the extent the conditions set forth in the Indenture relating thereto are satisfied) that may be outstanding hereunder at any time is $125,000,000 plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other reasonable costs incurred to protect the security encumbered hereby or the Lien hereof, reasonable expenses incurred by the Beneficiary by reason of any default by any Grantor under the terms hereof, together with all other sums secured hereby.

          SECTION 2.5 No Release. Nothing set forth in this Deed of Trust shall
                      ----------
relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or shall impose any liability on the Beneficiary or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Deed of Trust, the Indenture, the Notes or the Collateral Documents, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of each Grantor contained in this Section 2.5 shall survive the termination hereof and the discharge of each Grantor's other obligations under this Deed of Trust and the Indenture, the Notes and the Collateral Documents.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GRANTORS

          SECTION 3.1 Authority and Validity.
                      ----------------------

          Each Grantor represents and warrants that as of the date hereof:

          (i) it is duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization;

          (ii) it is duly qualified to transact business and is in good standing in the state in which the Mortgaged Property is located;

          (iii) it has full corporate or other organizational power and lawful authority to execute and deliver this Deed of Trust and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign such Grantor's Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

          (iv) this Deed of Trust is a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.2 Warranty of Title. Each Grantor represents and warrants
                      -----------------
(with respect to its respective interest only) that:

          (i) in the case of each of Black Hawk and Black Hawk/Jacobs, it has good fee simple title to the Owned Premises and the Landlord's interest and estate under or in respect of the Leases relating thereto and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Collateral Liens;

          (ii) in the case of Gilpin, it owns the tenant's interest in the Mortgaged Lease and has a valid leasehold interest in the Leased Premises and the Landlord's interest and estate under or in respect of the Leases relating thereto and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Collateral Liens;

          (iii) the Mortgaged Lease (a) is a valid and subsisting lease, superior and paramount to all other leases respecting the Leased Premises,
     (b) is in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under the Mortgaged Lease and (c) is not subject to any defenses, offsets or counterclaims and there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to the Beneficiary or the Trustee except those that would not result in a Property Material Adverse Effect;

          (iv)   Gilpin is in actual possession of the Leased Premises;

          (v) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property, except for Permitted Collateral Liens;

          (vi) it is in compliance with each term, condition and provision of any obligation of such Grantor which is secured by the Mortgaged Property or the noncompliance with which would result in a Property Material Adverse Effect; and

          (vii) this Deed of Trust creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property subject to Permitted Collateral Liens, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Permitted Collateral Liens.

          SECTION 3.3 Condition of Mortgaged Property. Each Grantor represents
                      -------------------------------
and warrants (with respect to its respective interest only) that:

          (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every Permit necessary for the present use, operation and occupancy of the Owned Premises or Leased Premises, as the case may be, by such Grantor and its Tenants and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits, except where the failure to be so issued and to be in full force and effect would not result in a Property Material Adverse Effect;

          (ii) the Owned Premises and Leased Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and/or use requirements of Governmental Authorities except where such noncompliance would not result in a Property Material Adverse Effect;

          (iii) the Owned Premises and Leased Premises are served by all utilities (including, without limitation, water and sewer systems) necessary for the present use thereof, and all utility services are provided by public or private utilities and the Owned Premises and Leased Premises have accepted or are equipped to accept such utility services and such Grantor has not received notice of termination of such utility service, except where the failure to be so served would not result in a Property Material Adverse Effect;

          (iv) such Grantor has access to the Owned Premises or Leased Premises, as the case may be, from roads sufficient to allow such Grantor and its Tenants and invitees to conduct their respective businesses at the Owned Premises and Leased Premises, as the case may be, in accordance with sound commercial practices and such Grantor has not received notice of termination of such access, except where the failure to have such access would not result in a Property Material Adverse Effect;

          (v) such Grantor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor, other than such Takings as would not result in a Property Material Adverse Effect;

          (vi) there has not occurred any Destruction of the Owned Premises or Leased Premises or any portion thereof as a result of any fire or other casualty that, as of the date hereof, has not been repaired in all material respects, other than such Destruction as would not have a Property Material Adverse Effect;

          (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim other than such disputes as would not result in a Property Material Adverse Effect;

          (viii) all liquid and solid waste disposal, septic and sewer systems located on the Owned Premises or Leased Premises are in a good and safe condition and repair and in compliance with all Requirements of Law, except where the failure to so comply would not result in a Property Material Adverse Effect;

          (ix) no portion of the Owned Premises or Leased Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Leased Premises is located within such area, the Grantors have obtained the insurance prescribed in
     Article VIII hereof;
     ------------

          (x) the Owned Premises and Leased Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvements are assessed and taxed together with the Owned Premises and Leased Premises or any portion thereof, other than such cases where the failure to be so assessed would not result in a Property Material Adverse Effect; and

          (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property, other than such options or rights of first refusal as would not result in a Property Material Adverse Effect.

          SECTION 3.4 Leases. Each Grantor represents and warrants (to the
                      ------
extent of its respective interest only) that as of the date hereof:

          (i)    the Leases identified in Schedule D attached hereto are the
                                          ----------
     only Leases in existence on the date hereof relating to the Leased
     Premises;

          (ii) true copies of such Leases have been previously delivered to the Beneficiary and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

          (iii) such Grantor is the sole owner of all of such Grantor's Interest in such Leases;

          (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of such Grantor and the applicable Tenant thereunder, and is enforceable against such Grantor and such Tenant in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

          (v) there is no default under any of such Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

          (vi)   all Rents due under such Leases have been paid in full;

          (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Beneficiary pursuant to the provisions hereof;

          (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one (1) month in advance;

          (ix) there exists no offsets or defenses to the payment of any portion of the Rents and such Grantor owes no monetary obligation to any Tenant under any such Lease;

          (x) such Grantor has received no notice from any Tenant challenging the validity or enforceability of any such Lease;

          (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

          (xii) each such Lease is subordinate to this Deed of Trust either pursuant to its terms or pursuant to a recordable Subordination Agreement.

          SECTION 3.5 Insurance. Each Grantor represents and warrants (with
                      ---------
respect to its respective interest only) that, except where the failure of clauses (i), (ii) or (iii) hereof to be true would not have a Property Material Adverse Effect, (i) the Owned Premises and Leased Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and such Grantor has not received notice of violation or cancellation thereof and (iv) all insurance certificates required pursuant to the Indenture have been delivered to the Beneficiary.

          SECTION 3.6 Charges. Each Grantor represents and warrants (with
                      -------
respect to its respective interest only) that all Charges imposed upon or assessed against such Grantor's interest in the Mortgaged Property (and in the case of Gilpin, to the extent such Charges are payable by Gilpin in accor-dance with the terms of the Mortgaged Lease) have been paid and discharged by such Grantor except to the extent such Charges constitute a Lien not yet due and payable or to the extent such Charges are being contested in accordance with
Section 9.1 hereof.

          SECTION 3.7 Environmental. Each Grantor represents and warrants (with
                      -------------
respect to its respective interest only) that:

          (i) it has obtained all Permits which are necessary with respect to the ownership and operation of its business and the Mortgaged Property under any and all applicable Environmental Laws and is in compliance with all terms and conditions thereof, except where the failure so to obtain or to be in compliance would not result in a Property Material Adverse Effect;

          (ii) it is in compliance with any and all applicable Environmental Laws including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure so to be in compliance would not result in a Property Material Adverse Effect;

          (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or threatened against it or any Affiliate under the Environmental Laws which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect; and

          (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with the Environmental Laws, or which may give rise to any common law or legal liability including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect .

          SECTION 3.8 No Conflicts, Consents, etc. Neither the execution and
                      ---------------------------
delivery hereof by any Grantor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Grantor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (ii) conflicts with any Requirement of Law applicable to the Grantor or its property or (iii) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property, except where such violation, conflict, creation or imposition would not have a Property Material Adverse Effect. No consent of any party (including, without limitation, equityholders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than with respect to any required Permits) is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by such Grantor granted by it pursuant to this Deed of Trust or for the execution, delivery or performance hereof by such Grantor except for the filing of this Deed of Trust and the other filings contemplated hereby or (ii) the exercise by the Beneficiary of the remedies in respect of the Mortgaged Property pursuant to this Deed of Trust other than those required by law in connection with the exercise of the applicable remedy.

          SECTION 3.9 Benefit to the Grantors. Each Grantor represents and
                      -----------------------
warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Indenture, the Notes and the Collateral Documents.


                                   ARTICLE IV

                          CERTAIN COVENANTS OF GRANTORS

          SECTION 4.1 Preservation of Corporate Existence. Each Grantor (with
                      -----------------------------------
respect to its respective interest only) shall:

          (i) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization;

          (ii) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located; and

          (iii) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof, except where the failure to do so would not result in a Property Material Adverse Effect.

          SECTION 4.2 Title. Each Grantor (with respect to its respective
                      -----
interest only) shall:

          (i) (A) keep in effect all material rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto, except against Permitted Collateral Liens (other than the Lien created by this Deed of Trust);

          (ii) (A) comply, in all material respects, with each of the terms, conditions and provisions of any obligation of such Grantor which is secured by the Mortgaged Property, except where the failure to so comply would not result in a Property Material Adverse Effect, or the noncompli-ance with which may result in the imposition of a Lien on the Mortgaged Property, (B) forever warrant and defend to the Beneficiary the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Beneficiary hereunder, except against Permitted Collateral Liens (other than the Lien of this Deed of Trust), and
     (C) maintain a valid and enforceable first priority Lien, except for Permitted Collateral Liens (other than the Lien of this Deed of Trust) on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens; and

          (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of such Grantor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning such Grantor's right, title and interest in, to and under the Mortgaged Property as warranted in this Deed of Trust, or of any condition that could give rise to any such proceedings, notify the Beneficiary thereof. The Beneficiary may participate in such proceedings and such Grantor will deliver or cause to be delivered to the Beneficiary all instruments requested by the Beneficiary to permit such participation. In any such proceedings, the Beneficiary may be represented by counsel reasonably satisfactory to the Beneficiary at the reasonable expense of the Grantors. If, upon the resolution of such proceedings,such Grantor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary for deposit into the Collateral Account and shall be applied in the manner applicable to Net Loss Proceeds in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

          SECTION 4.3 Maintenance and Use of Mortgaged Property; Alterations.
                      ------------------------------------------------------

          (i)    Maintenance. Each Grantor shall cause the representations and
                 -----------
warranties set forth in Section 3.3 hereof to continue to be true in each and
                        -----------
every respect and shall pay or cause to be paid when due all Charges imposed upon or assessed against such Grantor's interest in the Mortgaged Property (and, in the case of Gilpin, to the extent such charges are payable by Gilpin in accordance with the terms of the Mortgaged Leases) costs and expenses relating thereto, other than such Charges being contested in accordance with Section 9.1 hereof.

          (ii)   Maintenance of Premises. Each Grantor shall not commit or
                 -----------------------
suffer any waste on the Owned Premises or Leased Premises. In the case of the Owned Premises, except to the extent to do so shall be Gilpin's obligation under the Mortgaged Leases, Black Hawk and Black Hawk/Jacobs shall at all times maintain the Owned Premises in good working order, condition and repair, reasonable wear and tear excepted, and shall use commercially reasonable efforts to make or cause to be made all repairs structural or nonstructural which are necessary or appropriate in the conduct of such Grantors' business. In the case of the Leased Premises, except to the extent to do so shall be the Lessor's obligation under the Mortgaged Leases, Gilpin shall, at all times, maintain the Leased Premises in good working order, condition and repair, reasonable wear and tear excepted, and shall use commercially reasonable efforts to make or cause to be made all repairs, structural (to the extent permitted under the Mortgaged Leases) or nonstructural, which are necessary or appropriate in the conduct of the Grantors' business. No Grantor shall, except as permitted in Section
                                                                 -------
4.3(iii) hereof, alter the occupancy or use of all or any portion of the Owned
--------
Premises or Leased Premises without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld. Except to the extent permitted pursuant to the provisions of Section 4.3(iii) hereof, no
                                               ----------------
Grantor shall remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any portion of the Owned Premises or Leased Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

          (iii)  Alterations. No Grantor shall, without the prior written
                 -----------
consent of the Beneficiary, which consent shall not be unreasonably withheld (and, in the case of Gilpin, the consent of the Lessor under the Mortgaged Lease, if any, as may be required under the Mortgaged Leases), make any Alteration to the Owned Premises or Leased Premises except as permitted by Sections 10.04 and 10.06 of the Indenture. Whether or not the making of any Alteration shall require the consent of the Beneficiary pursuant to the immediately preceding sentence, each Grantor shall (A) complete each Alteration promptly, in a good and workmanlike manner and in compliance, in all material respects, with all applicable local laws, ordinances and requirements and (B) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of Article IX hereof.
              ----------

          (iv)   Permits. Each Grantor shall maintain, or cause to be maintained
                 -------
for the operation of its business at the Owned Premises or Leased Premises, as the case may be, and otherwise to the extent such Grantor is obligated to do so under the Mortgaged Lease, in full force and effect all Permits contemplated by and subject to Section 3.3(i) hereof. Unless and to the extent contested by any
               --------------
Grantor in accordance with the provisions of Article IX hereof, the Grantors
                                             ----------
shall comply, in all material respects, with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, subject to the provisions of
Section 3.3 hereof.
-----------

          (v)    Zoning. No Grantor shall initiate, join in, or consent to any
                 ------
change in the zoning or any other permitted use classification of the Owned Premises or Leased Premises without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

          SECTION 4.4 Notices Regarding Certain Defaults. Each Grantor shall,
                      ----------------------------------
promptly upon receipt of any written notice regarding (i) any default by such Grantor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of such Grantor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Beneficiary.

          SECTION 4.5 Access to Mortgaged Property, Books and Records; Other
                      ------------------------------------------------------
Information. Upon request to any Grantor, the Beneficiary, its agents,
-----------
accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable time as may be requested by the Beneficiary to all of the Mortgaged Property including, without limitation, all of the books, correspondence and records of such Grantor relating thereto. The Beneficiary and its representatives may examine the same, take extracts therefrom and make photocopies thereof. Each Grantor shall, at any and all times, within a reasonable time after written request by the Beneficiary, furnish or cause to be furnished to the Beneficiary, in such manner and in such detail as may be reasonably requested by the Beneficiary, additional information with respect to the Mortgaged Property.

          SECTION 4.6 Limitation on Liens; Transfer Restrictions. No Grantor
                      ------------------------------------------
may, without the prior written consent of the Beneficiary, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, that such Grantor shall have the right to (1)
           --------  -------
sell, convey or assign all or any portion of the Mortgaged Property in accordance with Section 10 of the Indenture and (2) suffer to exist the following Liens in respect of the Mortgaged Property: (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless (A) extended, amended, supplemented or replaced in a manner permitted by the Indenture or (B) consented to by the Beneficiary which consent shall not be unreasonably withheld), (ii) the Lien and security interest created by this Deed of Trust or any other Collateral Document, (iii) Contested Liens, (iv) Liens described in clause
(9) of the definition of Permitted Liens (provided, however, that such Liens
                                          --------  -------
shall not extend to or cover any Mortgaged Property other than equipment subject to Capital Leases Obligations or Purchase Money Obligations incurred in accordance with the provisions of the Indenture) or clause (4) of the definition of Permitted Liens, (v) Leases to the extent permitted pursuant to the provisions of Article V hereof, and (vi) in the case of Gilpin, rights, title
              ---------
and interest of the Lessor under the Mortgaged Lease and any Liens against the Lessor's interest in the Leased Land and the Leased Premises (the Liens described in clauses (i) through (vi) of this sentence, collectively, "Permitted
                                                                       ---------
Collateral Liens").
----------------

          SECTION 4.7 Environmental.
                      -------------

          (i)    Hazardous Materials. Each Grantor (with respect to its
                 -------------------
respective interest only) shall (A) comply with any and all present and future Environmental Laws applicable to the Mortgaged Property, (B) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in violation of or in a manner that could result in any material liability under any present and future Environmental Law and (C) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. In the event any Grantor fails to comply with the covenants in the preceding sentence, the Beneficiary may, in addition to any other remedies set forth herein, as agent for such Grantor and at the Grantors' sole cost and expense, cause any remediation, removal or response action relating to Hazardous Materials required by applicable Environmental Laws to be taken and the Grantors shall provide to the Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Beneficiary for such purpose shall be immediately due and payable by the Grantors and shall bear interest at the Default Rate. The Beneficiary shall have the right at any time when an Event of Default shall have occurred and be continuing and at such other times when a potential violation of any present or future Environmental Law exists which in the Beneficiary's reasonable judgment could result in any material liability or obligation under such Environmental Law, at the sole cost and expense of the Grantors, to conduct an environmental audit of the Mortgaged Property by such persons or firms appointed by the Beneficiary, and the Grantors shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Mortgaged Property and to all records in the Grantors' or any of their respective agents' possession relating thereto. To the extent that any such environmental audit identifies conditions which in the Beneficiary's reasonable judgment would result in any material liability or obligation under any present or future Environmental Law, the Grantors agree (to the extent caused by any Grantor) to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies in all material respects with the Environmental Laws and mitigates associated health and environmental risks. Each Grantor shall indemnify and hold the Beneficiary and each of the other Secured Parties harmless from and against all loss, cost, damage or reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Beneficiary or any other Secured Party may sustain by reason of the assertion against the Beneficiary or any Secured Party by any party of any claim relating to such Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder, except to the extent arising from the gross negligence or willful misconduct of the Beneficiary or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof; and

          (ii)   Asbestos. No Grantor shall install nor permit to be installed
                 --------
in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in com-
                         ---
pliance, in all material respects, with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, the Grantors shall promptly either (A) remove any ACM which such Environmental Laws require to be removed or (B) otherwise comply, in all material respects, with such Environmental Laws with respect to such ACM, all at the Grantors' sole cost and expense. If the Grantors shall fail so to remove any ACM or otherwise comply, in all material respects, with such laws or regulations, the Beneficiary may, in addition to any other remedies set forth herein, take reasonable or necessary steps to eliminate any ACM from the Mortgaged Property or otherwise comply, in all material respects, with applicable law, regulations or orders and the Grantors shall provide to the Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Beneficiary for such purpose shall be immediately due and payable by the Grantors and bear interest at the Default Rate. The Grantors shall indemnify and hold the Beneficiary and the other Secured Parties harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Beneficiary or the other Secured Parties may sustain, as a result of the presence of any ACM and any removal thereof from the Mortgaged Property by the Grantors or compliance with all applicable Environmental Laws, except to the extent arising from the gross negligence or willful misconduct of the Beneficiary or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

          SECTION 4.8 Estoppel Certificates. Each Grantor shall, from time to
                      ---------------------
time, upon thirty (30) days' prior written reasonable request of the Beneficiary, execute, acknowledge and deliver to the Beneficiary an Officers' Certificate stating that this Deed of Trust, the Indenture, the Notes and the Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust, the Indenture, the Notes and the Collateral Documents, as applicable, is or are in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Notes.


                                    ARTICLE V

                                     LEASES

          SECTION 5.1 Grantors' Affirmative Covenants with Respect to Leases.
                      ------------------------------------------------------
With respect to each Lease, each Grantor that has an interest in such Lease shall:

          (i) observe and perform, in all material respects, all the obligations imposed upon the Landlord under such Lease;

          (ii) promptly send copies to the Beneficiary of all notices of default which such Grantor shall send or receive thereunder; and

          (iii) enforce all of the terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed to the extent it would be commercially reasonable to do so.

          SECTION 5.2 Grantors' Negative Covenants with Respect to Leases. With
                      ---------------------------------------------------
respect to each Lease, no Grantor that has an interest in such Lease shall, without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld:

          (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                (A) in connection with the execution and delivery of such Lease
                    (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

          (ii) assign, transfer or hypothecate (other than to the Beneficiary hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of such Grantor as Landlord under such Lease;

          (iii) enter into any amendment or modification of such Lease which would materially decrease the unexpired term thereof or decrease the amount of the Rents payable thereunder or materially impair the value or utility of the Mortgaged Property or the security provided by this Deed of Trust;

          (iv) terminate (whether by exercising any contractual right of such Grantor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to such Grantor unless:

                (A) the Tenant under such Lease has not paid the equivalent of two (2) months' Rent and such Grantor has made reasonable efforts to collect such Rent; and

                (B) it would be commercially reasonable to terminate such Lease;
                    or

          (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the material obligations of such Tenants under their respective Leases or guarantors of Tenants from any material obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Beneficiary thereby.

          SECTION 5.3 Additional Requirements with Respect to New Leases. In
                      --------------------------------------------------
addition to the requirements of Sections 5.1 and 5.2 hereof, no Grantor shall
                                ------------     ---
enter into any Lease after the date hereof unless the Tenant under such Lease has entered into a Subordination Agreement and has otherwise complied with the provisions of Section 10.06 of the Indenture.

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

               SECTION 6.1 Present Assignment; License to the Grantors. Section
                           -------------------------------------------
2.2 of this Deed of Trust constitutes a present, absolute, effective, irrevocable and complete assignment by each Grantor that has an interest in such Leases and Rents to the Beneficiary of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to such Grantor thereunder and apply the same as the Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon the Beneficiary being in possession of the Owned Premises or Leased Premises. The Beneficiary hereby grants to each applicable Grantor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default or a Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

               SECTION 6.2 Collection of Rents by the Beneficiary.
                           --------------------------------------

               (i) From and after the occurrence and during the continuance of an Event of Default or a Default, any Rents receivable by the Beneficiary hereunder, after payment of all proper costs and expenses as Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied to the Secured Obligations or, at the option of the Beneficiary, shall be held by the Beneficiary as additional collateral to secure the performance by the Grantors of the Secured Obligations. The Beneficiary shall be accountable to the applicable Grantor only for Rents actually received by the Beneficiary. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or a Default or waive, modify or affect notice of Event of Default or a Default or invalidate any act done pursuant to such notice.

               (ii) Each Grantor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Beneficiary for payment of Rents to the Beneficiary and such Grantor shall have no claim against Tenant for Rents paid by Tenant to the Beneficiary pursuant to such notice or demand.

               SECTION 6.3 No Release. Neither this Deed of Trust nor any action
                           ----------
or inaction on the part of the Beneficiary shall release any Tenant under any Lease, any guarantor of any Lease or any Grantor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Beneficiary. No action or failure to act on the part of any Grantor shall adversely affect or limit the rights of the Beneficiary under this Deed of Trust or, through this Deed of Trust, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Beneficiary to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Beneficiary with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Beneficiary any obligation for the operation, control, care, management or repair of the Owned Premises or Leased Premises.

               SECTION 6.4 Irrevocable Interest. All rights, powers and
                           --------------------
privileges of the Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and no Grantor shall take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

               SECTION 6.5 Amendment to Leases. Each Lease, including, without
                           -------------------
limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

               SECTION 7.1 Payment of Charges. Unless and to the extent
                           ------------------
contested by any Grantor in accordance with the provisions of Article IX hereof,
                                                              ----------
such Grantor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due (or within any applicable grace period) (and, in the case of the Leased Premises, to the extent such payment and discharge shall be due from Gilpin pursuant to the terms of the Mortgaged Leases), all Charges subject to this Article VII. Each Grantor shall, upon the
                                     -----------
Beneficiary's request, deliver to the Beneficiary evidence of the payment by such Grantor of all such Charges.

               SECTION 7.2 Escrow of Taxes. From and after the occurrence and
                           ---------------
during the continuance of an Event of Default or a Default, at the option and upon the request of the Beneficiary, the Grantors shall deposit with the Beneficiary in an account maintained by the Beneficiary (the "Tax Escrow Fund"),
                                                              ---------------
on the first day of each month, an amount estimated by the Beneficiary to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Grantors under Section 7.1 hereof. Such amounts
                                                -----------
shall be held by the Beneficiary without interest to the Grantors and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of
                          -----------
the Beneficiary under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve any Grantor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Grantors under Section 7.1 hereof. Notwithstanding the provisions of this
               -----------
Section 7.2, with respect to the Leased Land, no deposit with the Beneficiary in respect of any Charge shall be required if and for so long as deposits in respect of such Charge are made by the Grantors under the Mortgaged Lease.

               SECTION 7.3 Certain Statutory Liens. Unless and to the extent
                           -----------------------
contested by any Grantor in accordance with the provisions of Article IX hereof,
                                                              ----------
the Grantors shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, relate to the Grantors' (or their respective successors' or assignees') actions at or affecting the Owned Premises, Leased Premises or the Mortgaged Prop-erty and, if unpaid, would result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which would result in forfeiture of all or any part of the Mortgaged Property.

               SECTION 7.4 Stamp and Other Taxes. Unless and to the extent
                           ---------------------
contested by any Grantor in accordance with the provisions of Article IX hereof,
                                                              ----------
the Grantors shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Beneficiary may advance the same and the amount so advanced shall be payable by the Grantors to the Beneficiary in accordance with the provisions of Section
                                                                     -------
14.5 hereof.
----

               SECTION 7.5 Certain Tax Law Changes. In the event of the passage
                           -----------------------
after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Deed of Trust, the Indenture or any other Collateral Document, the Grantors shall promptly pay to the Beneficiary such amount or amounts as may be necessary from time to time to pay any such Charges.

               SECTION 7.6 Proceeds of Tax Claim. In the event that the proceeds
                           ---------------------
of any tax claim to which the Grantors are entitled are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. The Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall in a prompt manner be released to the Issuer.

                                  ARTICLE VIII

                                    INSURANCE

               SECTION 8.1 Required Insurance Policies and Coverages. The
                           -----------------------------------------
Grantors shall maintain in respect of the Owned Premises and Leased Premises the insurance policies and coverages required under Section 4.19(b) of the Indenture.

               SECTION 8.2 Delivery After Foreclosure. In the event that the
                           --------------------------
proceeds of any insurance claim to which the Grantors are entitled are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the Insurance Policies required to be maintained pursuant to this Deed of Trust during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall be released to the Issuer.

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

               SECTION 9.1 Contesting of Taxes and Certain Statutory Liens. Each
                           -----------------------------------------------
Grantor may at its own expense contest the validity, amount or applicability of any Charges as long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture. Notwithstanding the foregoing provisions of this Section 9.1, (i) no contest of
                                                 -----------
any such obligations may be pursued by such Grantor (A) if such contest would expose the Beneficiary or any Holder to any possible criminal liability or (B) unless such Grantor shall have furnished a bond or other security therefor reasonably satisfactory to the Beneficiary or such Holder, as the case may be, any additional civil liability for failure to comply with such obligations and
(ii) if at any time payment or performance of any obligation contested by such Grantor pursuant to this Section 9.1 shall become necessary to prevent the
                         -----------
imminent imposition of remedies because of non-payment, such Grantor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

               SECTION 9.2 Contesting of Insurance. No Grantor shall take any
                           -----------------------
action that would reasonably be expected to cause the termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or that would be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Owned Premises or Leased Premises and such Grantor shall otherwise comply in all respects with all Insurance Requirements in respect of the Owned Premises and Leased Premises; provided, however, that
                                                      --------  -------
such Grantor may, at its own expense and after written notice to the Beneficiary, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or (ii) cause the Insurance Policy
                        ------------
containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.
                                 ------------

                                    ARTICLE X

                    DESTRUCTION, CONDEMNATION AND RESTORATION

               SECTION 10.1 Destruction. If there shall occur any Destruction of
                            -----------
the Mortgaged Property, individually or in the aggregate, in excess of $100,000, the applicable Grantor shall promptly send to the Beneficiary a written notice setting forth the nature and extent of such Destruction. The Proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Beneficiary. The Net Loss Proceeds arising out of such Destruction, shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

               SECTION 10.2 Condemnation. If there shall occur any Taking or the
                            ------------
commencement of any proceeding thereof, the applicable Grantor shall immediately notify the Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. The Beneficiary may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the applicable Grantor shall deliver or cause to be delivered to the Beneficiary all instruments requested by it to permit such participation. The Beneficiary may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Grantors in connection with any such participation. The Grantors shall pay all reasonable fees, costs and expenses incurred by the Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking of any Mortgaged Property are hereby assigned by each Grantor and shall be paid to the Beneficiary. The Grantors shall take all steps necessary to notify the condemning authority of such assignment.

The Net Loss Proceeds arising out of such Taking shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

               SECTION 11.1 Events of Default. It shall be an Event of Default
                            -----------------
hereunder if there shall have occurred and be continuing an Event of Default under the Indenture.

               SECTION 11.2 Remedies in Case of an Event of Default. If any
                            ---------------------------------------
Event of Default shall have occurred and be continuing, the Grantors hereby acknowledge and agree that the Beneficiary or the Trustee may, at the Beneficiary's option, in addition to any other action permitted under this Deed of Trust or the Indenture or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

               (i) by written notice to the Issuer, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

               (ii) personally, or by its agents or attorneys, (A) give notice of such Event of Default to the Lessors under the Mortgaged Leases,
          (B) act in all respects as lessee under the Mortgaged Leases and perform on behalf of and for the account of the applicable Grantor any of the obligations of lessee thereunder, (C) enter into and upon and take possession of all or any part of the Owned Premises and Leased Premises together with the books, records and accounts of the Grantors relating thereto and, exclude the Grantors, their respective agents and servants wholly therefrom, (D) use, operate, manage and control the Leased Premises and conduct the business thereof, (E) maintain and restore the Owned Premises and Leased Premises, (F) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Beneficiary may deem advisable,
          (G) manage, lease and operate the Owned Premises and Leased Premises and carry on the business thereof and exercise all rights and powers of the Grantors with respect thereto either in the name of the Grantors or otherwise or (H) collect and receive all Rents. The Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Beneficiary shall be applied in accordance with the provisions of the Indenture;

               (iii) commence foreclosure proceedings through the Trustee by filing with the Trustee written notice declaring the default and Beneficiary's election and demand that the Mortgaged Property (en mass or in separate parcels) be advertised and sold under the power of sale granted by this Deed of Trust and in accordance with the statutes of Colorado;

               (iv) commence an action in any court of competent jurisdictions to judicially foreclosure this Deed of Trust or take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, the Notes and the Collateral Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect; or

               (v) exercise all rights and remedies set forth in Article XII, including all rights of a secured party under the UCC.

               SECTION 11.3 Sale of Mortgaged Property if Event of Default
                            ----------------------------------------------
Occurs; Proceeds of Sale.
------------------------

               (i) If any Event of Default shall have occurred and be continuing, the Beneficiary may commence foreclosure proceedings through Trustee by filing with Trustee written notice declaring the default and Beneficiary's election and demand that the Mortgaged Property (en mass or in separate parcels) be advertised and sold under the power of sale granted by this Deed of Trust and in accordance with the statutes of Colorado; or institute an action to foreclose this Deed of Trust or take such other action as may be permitted and available to the Beneficiary at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Beneficiary may sell or cause the sale of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Beneficiary or the Trustee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all each Grantor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and each Grantor hereby constitutes and appoints the Beneficiary or the Trustee the true and lawful attorneys-in-fact of such Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Beneficiary or the Trustee as such attorneys-in-fact are hereby ratified and confirmed. Each Grantor agrees that such recitals shall be binding and conclusive upon such Grantor and that any assignment or conveyance to be made by the Beneficiary or the Trustee shall divest such Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Beneficiary or the Trustee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, such Grantor agrees that possession of the Mortgaged Property by such Grantor, or any Person claiming under such Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, such Grantor and any Person in possession under such Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Beneficiary or the Trustee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

               (ii) In the event of any sale made under or by virtue of this
Article XI, the entire principal of, and interest in respect of the Secured
----------
Obligations, if not previously due and payable, shall, at the option of the Beneficiary, immediately become due and payable, anything in this Deed of Trust to the contrary notwithstanding.

          (iii) The Proceeds of any sale made under or by virtue of this Article
                                                                         -------
XI, together with any other sums which then may be held by the Beneficiary or
--
the Trustee under this Deed of Trust, whether under the provisions of this
Article XI or otherwise, shall be applied in accordance with the provisions of
----------
the Indenture.

          (iv) The Beneficiary may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article XI and,
                                                                ----------
in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Beneficiary is authorized to deduct under this Deed of Trust.

          (v) The Beneficiary may adjourn or cause the Trustee to adjourn from time to time any sale by the Trustee to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Beneficiary or the Trustee, without further notice or publication, may cause such sale at the time and place to which the same shall be so adjourned.

          (vi) If the Owned Premises or Leased Premises are comprised of more than one parcel of land, the Beneficiary or the Trustee may take any of the actions authorized by this Section 11.3 in respect of any or a number of
                           ------------
individual parcels.

          SECTION 11.4  Additional Remedies in Case of an Event of Default.
                        --------------------------------------------------

          (i) The Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against any Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of such Grantor.

          (ii) Any recovery of any judgment by the Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

          (iii) Any monies collected by the Beneficiary under this Section 11.4
                                                                   ------------
shall be applied in accordance with the provisions of Section 11.3(iii).
                                                      -----------------

          SECTION 11.5  Legal Proceedings After an Event of Default.
                        -------------------------------------------

          (i) After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, each applicable Grantor shall enter its voluntary appearance in such action, suit or proceeding.

          (ii) Upon the occurrence and during the continuance of an Event of Default, the Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Each Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to the Beneficiary.

          (iii) No Grantor shall (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, each Grantor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (B) waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Deed of Trust, (C) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (D) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (E) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful
                 ----------
misconduct.

          SECTION 11.6  Remedies Not Exclusive. No remedy conferred upon or
                        ----------------------
reserved to the Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of the Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Beneficiary in such order and manner as the Beneficiary, in its sole discretion, may elect. If the Beneficiary accepts any monies required to be paid by any Grantor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If the Beneficiary accepts any monies required to be paid by any Grantor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of such Grantor to pay the entire sum then due, and such Grantor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

          SECTION 11.7  Sale of Mortgaged Leases. The word "sale" as used in
                        ------------------------
this Article XI with respect to the Mortgaged Leases shall mean the sale,
     ----------
transfer, assignment or conveyance for value of the leasehold interest of the applicable Grantor in the Mortgaged Leases, together with all of such Grantor's right, title and interest in and to the other items comprising the Mortgaged Property.

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

          SECTION 12.1  Security Agreement. To the extent that the Mortgaged
                        ------------------
Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC (with each Grantor as the "Debtor" and the Beneficiary as the "Secured Party"); and, upon and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Beneficiary's option and upon and during the continuance of an Event of Default, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or
(iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantors to assemble such personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. Each Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the
                                             --------  -------
Beneficiary shall give the applicable Grantor not less than ten (10) days' prior notice of the time and place of any intended disposition.

          SECTION 12.2  Fixture Filing. To the extent that the Mortgaged
                        --------------
Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

  ----------------------------------------------------------------------------
  Name and Address of the debtors:      Name and Address of the secured party:
  ----------------------------------------------------------------------------

  -----------------------------------------------------------------------------
  Each Grantor being the type of entity      The Beneficiary having the address
  and having the address described in        described in the Preamble hereof.
  the Pre-amble hereof with respect thereto.
  -----------------------------------------------------------------------------
  This Financing Statement covers the following types or items of property:

  The Mortgaged Property.

  This instrument covers goods or items of personal property which are or are to become fixtures upon the real property described in Schedule A attached hereto.

  The name of the record owner of the Property on which such fixtures are or are to be located is (i) in the case of Parcels 1, 2, 3, 4 and 5 described on Schedule A attached hereto, Black Hawk and (ii) in the case of Parcel 6 described on Schedule A attached hereto, Black Hawk/Jacobs.
  -----------------------------------------------------------------------------

                                  ARTICLE XIII

                               FURTHER ASSURANCES

          SECTION 13.1  Recording Documentation To Assure Security. Each Grantor
                        ------------------------------------------
shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Beneficiary therein. The applicable Grantors shall (if they have not already done so), at their sole cost and expense, properly, duly and validly record an appropriate memorandum of each Mortgaged Lease and any amendments or supplements thereto in each jurisdiction in which any of the Leased Premises may be situated. The Grantors shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

          SECTION 13.2  Further Acts. Each Grantor shall, at the sole cost and
                        ------------
expense of the Grantors, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Beneficiary shall from time to time reasonably request, which may be necessary in the judgment of the Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Beneficiary, the property and rights hereby conveyed or assigned or which such Grantor may be or may hereafter become bound to convey or assign to the Beneficiary or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Beneficiary desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Deed of Trust and deter-
mines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Beneficiary, each Grantor agrees to use its reasonable efforts to assist and aid the Beneficiary to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event any Grantor shall fail (i) within ten (10) Business Days after demand, to execute or take any action required to be executed or taken by such Grantor under this Section 13.2 to the extent same is necessary to maintain perfection
           ------------
of the Lien granted to Beneficiary hereunder or (ii) such failure shall constitute an Event of Default, to execute or take any action required to be executed or taken by such Grantor under this Section 13.2 (other than the type
                                             ------------
described in clause (i) of this sentence) then, in each of the cases described in clauses (i) and (ii) of this sentence, the Beneficiary may execute or take the same as the attorney-in-fact for such Grantor, such power of attorney being coupled with an interest and is irrevocable.

          SECTION 13.3  Additional Security. Without notice to or consent of any
                        -------------------
Grantor and without impairment of the Lien and rights created by this Deed of Trust, the Beneficiary may accept (but no Grantor shall be obligated to furnish) from such Grantor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting the Beneficiary's Lien and rights under this Deed of Trust.

                                   ARTICLE XIV

                                  MISCELLANEOUS

          SECTION 14.1  Covenants To Run with the Owned Premises and Leased
                        ---------------------------------------------------
Premises. All of the grants, covenants, terms, provisions and conditions in this
--------
Deed of Trust shall run with the Owned Premises and Leased Premises and shall apply to, and bind the successors and assigns of, the Grantors. If there shall be more than one grantor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

          SECTION 14.2  No Merger. The rights and estate created by this Deed of
                        ---------
Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing, such consent not to be unreasonably withheld.

          SECTION 14.3  Concerning Beneficiary and Trustee.
                        ----------------------------------

          (i) The Beneficiary has been appointed as trustee pursuant to the Indenture. The actions of the Beneficiary hereunder are subject to the provisions of the Indenture. The Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Deed of Trust and the Indenture. The Beneficiary may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the re-tiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust. After any retiring Beneficiary's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Beneficiary.

          (ii) The Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Beneficiary, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Beneficiary nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

          (iii) The Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

          (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Beneficiary under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

          SECTION 14.4  Beneficiary May Perform; Beneficiary Appointed
                        ----------------------------------------------
Attorney-in-Fact. If any Grantor shall fail to perform any covenants contained
----------------
in this Deed of Trust, subject to any applicable grace periods or contest rights permitted pursuant to Article IX hereof or as otherwise permitted by any
                      ----------
Collateral Document (including, without limitation, such Grantor's covenants to
(i) pay the premiums in respect of all required insurance policies hereunder,
(ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Grantor under any Mortgaged Property) or if any warranty on the part of such Grantor contained herein shall be breached, the Beneficiary may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that
                                                        --------  -------
the Beneficiary shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of Article IX hereof. Any and all amounts
                                  ----------
reasonably so expended by the Beneficiary shall be paid by the Grantors in accordance with the provisions of Section 14.5 hereof. Neither the provisions of
                                  ------------
this Section 14.4 nor any action taken by the Beneficiary pursuant to the
     ------------
provisions of this Section 14.4 shall prevent any such failure to observe any
                   ------------
covenant contained in this Deed of Trust nor any breach of warranty from constituting an Event of Default. Upon the occurrence and during the continuance of an Event of Default each Grantor hereby appoints the Beneficiary its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor to take any action and to execute any instrument consistent with the terms hereof and the other Collateral Documents which the Beneficiary may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

          SECTION 14.5  Expenses The Grantors will upon demand pay to the
                        --------
Beneficiary the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Beneficiary may incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Beneficiary is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of the Beneficiary to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Mortgaged Property with any Requirements of Law),
(ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Beneficiary or any Secured Party hereunder or (vi) the failure by the Grantors to perform or observe any of the provisions hereof. All amounts expended by the Beneficiary and payable by the Grantors under this Section 14.5 shall be due upon demand
                                       ------------
therefor (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. The Grantors' obligations under this Section 14.5 shall survive the termination hereof and the
                       ------------
discharge of the Grantors' other obligations under this Deed of Trust.

          SECTION 14.6  Indemnity.
                        ---------

          (i) The Grantors agree to indemnify, pay and hold harmless the Beneficiary, the Trustee and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Beneficiary, the Trustee and each of the other Secured Parties (collectively, the "Indemnitees") from and
                                                      -----------
against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out hereof, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Grantor in this Deed of Trust, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (the "Indemnified Liabilities"); provided, however, that the
                          -----------------------    --------  -------
Grantors shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Grantors shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          (ii)  Survival. The obligations of the Grantors contained in this
                --------
Section 14.6 shall survive the termination hereof and the discharge of the
------------
Grantors'other obligations under this Deed of Trust, the Indenture and the other Collateral Documents.

          (iii) Reimbursement. Any amount paid by any Indemnitee as to which
                -------------
such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

          SECTION 14.7  Continuing Security Interest; Assignment. This Deed of
                        ----------------------------------------
Trust shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon each Grantor (with respect to its respective interest only), its respective successors and assigns and (ii) inure, together with the rights and remedies of the Beneficiary and the Trustee hereunder, to the benefit of the Beneficiary and the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of the Grantors) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Holder of the Notes may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject however, to the provisions of the Indenture.

          SECTION 14.8  Termination; Release. The Mortgaged Property shall be
                        --------------------
released from the Lien of this Deed of Trust in accordance with the provisions of Article 10 of the Indenture.
   ----------

          SECTION 14.9  Modification in Writing. No amendment, modification,
                        -----------------------
supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by the Beneficiary and any Grantor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Collateral Document, no notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

          SECTION 14.10 Notices. Unless otherwise provided herein or in the
                        -------
Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, if to the Grantors, addressed to it at the address of the Issuer set forth in the Indenture, and as to the Beneficiary, addressed to it at its address set forth in the Indenture, and as to the Trustee, addressed to it at the address set forth in the Preamble hereof, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.
                                                      -------------

          SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
                        -------------------------------------------------------
THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH GRANTOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER AD-

DRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY GRANTOR REFUSES TO ACCEPT SERVICE, EACH GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BENEFICIARY TO BRING PROCEEDINGS AGAINST THE GRANTORS IN THE COURTS OF ANY OTHER JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 14.12 Severability of Provisions. Any provision hereof which
                        --------------------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 14.13 Limitation on Interest Payable. It is the intention of
                        ------------------------------
the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between the Grantors and the Beneficiary, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Grantors for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any related document exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Grantors shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Issuer. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 14.14 Business Days. In the event any time period or any date
                        -------------
provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

          SECTION 14.15 Relationship. The relationship of the Beneficiary to the
                        ------------
Grantors hereunder is strictly and solely that of lender and borrowers and grantors and beneficiary and nothing contained in the Indenture, the Notes, this Deed of Trust or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Grantors other than as lender and borrowers and grantors and beneficiary.

          SECTION 14.16 Waiver of Stay.
                        --------------

          (i) Each Grantor agrees that in the event that such Grantor or any property or assets of such Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or each Grantor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Beneficiary has commenced foreclosure proceedings under this Deed of Trust, the Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Beneficiary as provided in this Deed of Trust, in any other Collateral Document or any other document evidencing the Secured Obligations.

          (ii) The Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in Section 14.16(i)
                                                           ----------------
hereof for the purposes provided therein, and each Grantor agrees (i) not to oppose any such petition or motion and (ii) at the Grantors' sole cost and expense, to assist and cooperate with the Beneficiary, as may be requested by the Beneficiary from time to time, in obtaining any relief requested by the Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Beneficiary or any such court.

          SECTION 14.17 No Credit for Payment of Taxes or Impositions. No
                        ---------------------------------------------
Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or the Notes, and no Grantor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

          SECTION 14.18 No Claims Against the Beneficiary. Nothing contained in
                        ---------------------------------
this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Owned Premises or Leased Premises or any part thereof, nor as giving the Grantors any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

          SECTION 14.19 Obligations Absolute. All obligations of the Grantors
                        --------------------
hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, the Issuer or any other Guarantor;

          (ii) any lack of validity or enforceability of the Indenture, the Notes or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, the Notes or any agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of
     Section 14.9 hereof; or
     ------------

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor.

          SECTION 14.20 Last Dollars Secured. This Deed of Trust secures only a
                        --------------------
portion of the Indebtedness owing or which may become owing by the Grantors. The parties agree that any payments or repayments of such Indebtedness by the Grantors shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

          SECTION 14.21

          This Section is intentionally omitted.

          SECTION 14.22 Mortgaged Leases.
                        ----------------

          (i) The applicable Grantors shall punctually and properly perform, observe and otherwise comply with each and every covenant, agreement, requirement and condition set forth in the Mortgaged Leases and do or cause to be done all things necessary or appropriate to keep the Mortgaged Leases in full force and effect and to preserve and keep unimpaired the rights of the applicable Grantor thereun-der. Upon request of the Beneficiary, the applicable Grantors constituting the Lessors and Tenants under the Mortgaged Leases shall deliver an estoppel certificate, addressed to the Beneficiary, stating that there is no default under the Mortgaged Leases or any state of facts which, with the passage of time or notice or both, would constitute a default thereunder, or if there be any default under the Mortgaged Leases, giving the details thereof.

          (ii) In the event the applicable Grantor acquires the fee simple title or any other estate or interest in the property subject to any Mortgaged Lease, such acquisition will not merge with the leasehold estate created by such Mortgaged Lease, but such other estate or interest will remain discrete and immediately become subject to the Lien of this Deed of Trust, and the applicable Grantor shall execute, acknowledge and deliver any instruments requested by the Beneficiary to confirm the coverage of the Lien evidenced hereby upon such other estate or interest. The Grantors shall pay any and all conveyance or mortgage taxes and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

          (iii) The applicable Grantor shall promptly notify the Beneficiary in wiring of the occurrence of any default (or any event which, with the lapse of time or notice or both, would constitute a default) on the part of or caused by any party to the Mortgaged Leases. If for any reason the applicable Grantor cannot timely make any payment under any Mortgaged Lease or perform or comply with any of its obligations under any Mortgaged Lease, the applicable Grantor shall notify the Beneficiary in sufficient time to enable the Beneficiary (but the Beneficiary shall not be obligated) timely to make such payments and/or to perform or comply with such other obligations. On receipt by the Beneficiary from the applicable Grantor pursuant to this Section 14.21(iii), or from the
                                             ------------------
applicable Lessor under the Mortgaged Leases, of any such notice of default by, or inability to make any payment by, the Grantor thereunder, the Beneficiary may rely thereon and, after reasonable notice to the applicable Grantor, take such action as the Beneficiary deems necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by the applicable Grantor or by any other Person.

          (iv) Except as otherwise permitted under Section 10.6 of the Indenture, no Grantor shall, without the prior written consent of the Beneficiary, amend, modify, surrender, impair, forfeit, cancel or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation or termination of, any Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing under either thereof. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 14.21(iv) shall be void and of no force or effect.

          (v) The leasehold estate of the applicable Grantor created by the Mortgaged Leases and the estate of the Lessor, under the Mortgaged Leases shall each at all times remain separate and apart and retain their separate identities, and no merger of the leasehold or easement estate of the applicable Grantor with the estate of the Lessor, will result with respect to the Beneficiary or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the Lien of this Deed of Trust without the written consent of the Beneficiary.

          (vi) Each Grantor covenants and agrees that if it shall be the subject of a proceeding under the Federal Bankruptcy Code, it shall not elect to treat any Mortgaged Lease as terminated (pursuant to Section 365 of the Federal Bankruptcy Code or any similar statute or law) without the prior written consent of the Beneficiary. Each Grantor hereby irrevocably assigns to the Beneficiary the right to exercise such election.

          SECTION 14.23 Senior Intercreditor Agreement. With respect to any
                        ------------------------------
Credit Agreement Collateral securing the Grantors' obligations under the Credit Agreement and at such time as and for so long as the Senior Intercreditor Agreement shall be in effect, the rights and remedies of the Trustee with respect to the Credit Agreement Collateral shall be subject to the provisions of the Senior Intercreditor Agreement.

          SECTION 14.24 Subordination, Non-Disturbance and Attornment
                        ---------------------------------------------

          (i)   Subordination. Notwithstanding anything to the contrary set
                -------------
forth in any Mortgaged Lease, the Mortgaged Leases and the leasehold estate created thereby and all of Gilpin's rights thereunder are and shall at all times be subject and subordinate in all respects to this Deed of Trust and the other Collateral Documents and the Lien thereof, and to all rights of the Trustee and Beneficiary hereunder and thereunder, and to any and all advances to be made hereunder and thereunder, and to all renewals, modifications, consolidations, replacements and extensions hereof.

          (ii)  Attornment. Gilpin agrees to attorn to, accept and recognize the
                ----------
Beneficiary or any other Person acquiring title to the Leased Premises through a foreclosure (an "Acquiring Party") as the landlord under the Mortgaged Leases pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Mortgaged Leases, and any extensions thereof as made pursuant to the Mortgaged Leases. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Gilpin as a condition to its effectiveness. For purposes of this
Section 14.24, a "foreclosure" shall include (but not be limited to) a sheriff's
-------------
or trustee's sale under the power of sale contained in the this Deed of Trust or other Collateral Document, the termination of any superior lease of the Leased Premises and any other transfer of the Lessor's interest in the Mortgaged Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

          (iii) Notwithstanding anything to the contrary contained herein or in the Mortgaged Leases, it is specifically understood and agreed that neither the Trustee, the Beneficiary, any receiver nor any Acquiring Party shall be:

           (a) liable for any act, omission, negligence or default of any prior landlord (including the Lessors); or

           (b) liable for any failure of any prior landlord (including the Lessors) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Mortgaged Leases or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Mortgage Leases; or

           (c) subject to any offsets, credits, claims or defenses which Gilpin might have against any prior landlord (including the Lessors); or

           (d) bound by any rent or additional rent which is payable on a monthly basis and which Gilpin might have paid for more than one (1) month in advance to any prior landlord (including the Lessors) or by any security deposit or other prepaid charge which Gilpin might have paid in advance to any prior landlord (including the Lessors); or

           (e) liable to Gilpin hereunder or under the terms of the Mortgaged Leases beyond its interest in the Leased Premises; or

           (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Mortgaged Leases made without the written consent of the Beneficiary, such consent not to be unreasonably withheld; or

           (g) bound by any consensual or negotiated surrender, cancellation or termination of the Mortgaged Leases, in whole or in part, agreed upon between the Lessors and Gilpin unless effected unilaterally by Gilpin pursuant to the express terms of the Mortgaged Leases.

          Notwithstanding the foregoing, Gilpin reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Leased Premises.

          (iv) Certain Acknowledgments and Agreements by Tenant. Gilpin has
               ------------------------------------------------
notice that the Mortgaged Leases and the rents and all other sums due thereunder have been assigned to the Beneficiary as security for the notes secured by the Collateral Documents. In the event the Beneficiary notifies Gilpin of the occurrence of a Default under the Collateral Documents and demands that Gilpin pay its rents and all other sums due or to become due under the Mortgaged Leases directly to the Beneficiary, Gilpin shall honor such demand and pay its rent and all other sums due under the such Mortgaged Lease directly to the Beneficiary or as otherwise authorized in writing by the Beneficiary. The Lessors irrevocably authorize Gilpin to make the foregoing payments to the Beneficiary upon such notice and demand.

          (v)  Trustee to Receive Default Notices. Gilpin shall notify the
               ----------------------------------
Beneficiary of any default by the Lessors under the Mortgaged Leases which would entitle Gilpin to cancel the Mortgaged Leases, and agrees that, notwithstanding any provisions of the Mortgaged Leases to the contrary, no notice of cancellation thereof shall be effective unless the Beneficiary shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

          (vi) Estoppel. Gilpin hereby certifies and represents to the
               --------
Beneficiary that as of the date of this Deed of Trust:

           (a) each Mortgaged Lease is in full force and effect;

           (b) all requirements for the commencement and validity of each Mortgaged Lease have been satisfied and there are no unfulfilled conditions to Gilpin's obligations under such Mortgaged Lease;

           (c) Gilpin is not in default under any Mortgaged Lease and has not received any uncured notice of any default by Gilpin under such Mortgaged Lease; to the best of Gilpin's knowledge, no Lessor is in default under any Mortgaged Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Gilpin or any Lessor under any Mortgaged Lease; no claim by Gilpin of any nature exists against any Lessor under any Mortgaged Lease; and all obligations of each Lessor have been fully performed;

           (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under any Mortgaged Lease;

           (e) none of the rent which Gilpin is required to pay under any Mortgaged Lease has been prepaid, or will in the future be prepaid, more than one (1) month in advance;

           (f) Gilpin has no right or option contained in any Mortgaged Lease or in any other document to purchase all or any portion of the Leased Premises;

          (g) no Mortgaged Lease has been modified or amended and each Mortgaged Lease constitutes the entire agreement between the applicable Lessor and Gilpin relating to the applicable Leased Premises; and

          (h) Gilpin has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Mortgaged Leases except pursuant to this Deed of Trust.

        (vii)  Limitation of Benficiary's Liability. (a) The Beneficiary shall
               ------------------------------------
have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to any Mortgaged Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, any Lessor's title, any Lessor's authority, habitability, fitness for purpose or possession.

          (b) In the event that the Beneficiary shall acquire title to any Leased Premises subject to a Mortgaged Lease, the Beneficiary shall have no obligation, nor incur any liability, beyond the Beneficiary's then equity interest, if any, in the Leased Premises, and Gilpin shall look exclusively to such equity interest of the Beneficiary, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon the Beneficiary hereunder or under any Lease, and the Beneficiary is hereby released and relieved of any other obligations hereunder and under such Mortgaged Lease.

       (viii)  Lien of Collateral Documents. Nothing contained in this Section
               ----------------------------                            -------
14.24 shall in any way impair or affect the Lien created by this Deed of Trust
-----
or any other Collateral Document or the provisions hereof or thereof.

         (ix)  Compliance with Lease. The Tenant agrees that in the event there
               ---------------------
is any inconsistency between the terms and provisions of this Deed of Trust and the terms and provisions of any Mortgaged Lease, the terms and provisions of this Deed of Trust shall be controlling.

          (x)  Further Actions. Gilpin agrees at its own expense to execute and
               ---------------
deliver, at any time and from time to time upon the request of the Beneficiary or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the reasonable opinion of the Beneficiary or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Section 14.24. Moreover,
                                                    -------------
Gilpin hereby irrevocably appoints and constitutes the Beneficiary or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the reasonable opinion of the Beneficiary or any Acquiring Party, to implement or further evidence such understandings and agreements and which Gilpin, after ten
(10) days' notice from the Beneficiary or any Acquiring Party, has failed to execute and deliver.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Grantors have caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation

       /s/ Stephen R. Roark
By: _______________________________
    Stephen R. Roark,
    President


GILPIN HOTEL VENTURE, a Colorado joint venture partnership

By: BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado
    corporation,
    Its Joint Venture Partner

          /s/ Stephen R. Roark
    By: __________________________
        Stephen R. Roark,
        President

By: GILPIN VENTURES, INC., a Colorado corporation
    Its Joint Venture Partner

           /s/ Stephen R. Roark
    By: ___________________________
        Stephen R. Roark,
        President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability company

By: BH ENTERTAINMENT LTD., an Ohio limited liability company,
    Its Co-Manager

    By: JACOBS ENTERTAINMENT LTD., an Ohio limited liability company,
        Its Manager

             /s/ Jeffrey P. Jacobs
        By: ________________________
            Jeffrey P. Jacobs,
            President


By: BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado
    corporation,
    Its Co-Manager

          /s/ Stephen R. Roark
    By: ___________________________
        Stephen R. Roark,
        President

           Colorado
State of _____________________)
                              ) ss.:
                              )
                      Denver
City and County of ___________)

                                                                     19th
          The foregoing instrument was acknowledged before me this _______ day of February, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation.

          Witness my hand and official seal.

                                      1/11/2005
          My commission expires: ___________________


                                                  /s/ Vicki L. Jaynes
          [SEAL]                     ________________________________________

__________                                           Notary Public



            Colorado
State of _____________________)
                              ) ss.:
                     Denver
City and County of ___________)

                                                                    19th
          The foregoing instrument was acknowledged before me this ________ day of February, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colo-rado corporation, and as President of Gilpin Ventures, Inc., a Colorado corporation, the joint venture partners of Gilpin Hotel Venture, a Colorado joint venture partnership.

          Witness my hand and official seal.

                                    1/11/2005
          My commission expires: ___________________


                                        /s/ Vicki L. Jaynes
          [SEAL]                     ________________________________________

__________                           Notary Public



           Colorado
State of _____________________)
                              ) ss.:
                    Denver
City and County of ___________)

                                                                    19th
          The foregoing instrument was acknowledged before me this ______ day of February, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colo-rado corporation, the Co-Manager of Black Hawk/Jacobs Entertainment LLC, a Colorado limited liability company.

          Witness my hand and official seal.

                                    1/11/2005
          My commission expires: ______________________


                                                /s/ Vicki L. Jaynes
          [SEAL]                       _________________________________________

___________                            Notary Public

          Florida
State of _____________)
                      ) ss.:
           Palm Beach
County of ____________)

                                                                     18th
          The foregoing instrument was acknowledged before me this _________ day of February, 2002 by Jeffrey P. Jacobs as President of Jacobs Entertainment Ltd., an Ohio limited liability company, the Manager of BH Entertainment Ltd., a Ohio limited liability company, the Co-Manager of Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company.

          Witness my hand and official seal.

                                    6-28-04
          My commission expires: ______________________


                                                /s/ Linda B. Boschen
          [SEAL]                       _________________________________________

__________                             Notary Public

                                   Schedule A
                                   ----------

                                Legal Description



                          [to come from title policy]

                                   Schedule B
                                   ----------

                                Mortgaged Leases

1. That certain Gilpin Land Lease by and between Black Hawk Gaming & Development Company, Inc., as Lessor, and Gilpin Hotel Venture, as Lessee, affecting the Leased Land and commonly known as the Gilpin Hotel property and Millsite 29 and part of Millsite 30 situated in the City of Black Hawk, County of Gilpin, State of Colorado. A Memorandum of Lease relating to such lease was recorded on April 24, 1998 in the real property records of Gilpin County, Colorado in Book 639, Page 124, as Document No. 95479.

2. That certain Parking Garage Lease Agreement by and between Black Hawk/Jacobs Entertainment LLC, as Landlord, and Gilpin Hotel Venture, as Tenant, affecting the Leased Land and the Parking Garage Improvement on Parcel 6 of the Owned Land situated in the City of Black Hawk, County of Gilpin, State of Colorado. A Memorandum of Lease relating to such lease was recorded on April 24, 1998 in the real property records of Gilpin County, Colorado in Book 639, Page 129, as Document No. 95480.

                                   Schedule C
                                   ----------

                                   Prior Liens
                                   -----------

 1. Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B of the pro forma title policy to be issued pursuant to the title insurance commitment issued by Clear Creek - Abstract & Title Corp., agent for First American Title Insurance Company, dated as of the date hereof and delivered to the Beneficiary on the date hereof, bearing Clear Creek - Abstract & Title Corp., agent for First American Title Insurance Company reference number FG2001-3729 relating to the real property described in Schedule A attached hereto.

 2. Zoning and building ordinances and regulations, to the extent they constitute Permitted Liens of the type described in clause (4) of the definition thereof.

                                   Schedule D
                                   ----------

                    Leases Affecting the Mortgaged Property

                                      NONE

                                    Exhibit 1
                                    ---------

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                 THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, ____ by and between ________________________________, as trustee, having an office at _________________ (in such capacity, "Trustee"), and _____________________, having an office at __________________________ ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

                 A. Tenant is the tenant under a certain lease dated _____________, ____ between ________________________________, as landlord
("Landlord"), and Tenant, as tenant (as amended through the date hereof, the "Lease"), pursuant to which Tenant leased a portion (the "Leased Premises") of the property known as _____________________________, located at
_____________________________, as more particularly described in Schedule A
attached hereto (the "Property").                                ----------

                 B. Landlord has or will grant a deed of trust lien on and security interest in the Property to Trustee (for its benefit and for the benefit of the holders of certain senior secured notes and notes issued in exchange therefor pursuant to that certain indenture dated as of [________ ___, 2002]) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the "Security Instruments").

                 C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Trustee has agreed not to disturb Tenant's possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, the parties hereto mutually agree as follows:

                 1. Subordination. Notwithstanding anything to the contrary set
                    -------------
forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Trustee thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

                 2. Nondisturbance. So long as Tenant complies with the
                    --------------
provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Trustee agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale con-tained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

     3. Attornment. Tenant agrees to attorn to, accept and recognize any
        ----------
Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

     4. No Liability. Notwithstanding anything to the contrary contained herein
        ------------
or in the Lease, it is specifically understood and agreed that neither the Trustee, any receiver nor any Acquiring Party shall be:

     (a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

     (b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

     (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

     (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

     (e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

     (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Trustee; or

     (g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

     Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

     5. Certain Acknowledgments and Agreements by Tenant. (a) Tenant has notice
        ------------------------------------------------
that the Lease and the rents and all other sums due thereunder have been assigned to Trustee as security for the notes secured by the Security Instruments. In the event Trustee notifies Tenant of the occurrence of a de-fault under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Trustee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Trustee or as otherwise authorized in writing by Trustee. Landlord irrevocably authorizes Tenant to make the foregoing payments to Trustee upon such notice and demand.

         (b) Tenant shall send a copy of any and all notices or statements under the Lease to Trustee at the same time such notices or statements are sent to Landlord.

         (c) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

         6. Trustee to Receive Default Notices. Tenant shall notify Trustee of
            ----------------------------------
any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Trustee shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

         7. Estoppel. Tenant hereby certifies and represents to Trustee
            --------
that as of the date of this Agreement:

         (a) the Lease is in full force and effect;

         (b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant's obligations under the Lease;

         (c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant's knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

         (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

         (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one (1) month in advance;

         (f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

         (g) the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

         (h) Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

         (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

          8. Notices. All notices or other written communications hereunder
             -------
shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

          9. Successors. The obligations and rights of the parties pursuant to
             ----------
this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however,
                                                           --------  -------
that in the event of the assignment or transfer of the interest of Trustee, all obligations and liabilities of Trustee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Trustee's interest is assigned or transferred; and provided,
                                                                     --------
further, that the interest of Tenant under this Agreement may not be assigned or
-------
transferred without the prior written consent of Trustee. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

         10. Duplicate Original; Counterparts. This Agreement may be
             --------------------------------
executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

         11. Limitation of Trustee's Liability. (a) Trustee shall have no
             ---------------------------------
obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

        (b) In the event that Trustee shall acquire title to the Leased Premises or the Property, Trustee shall have no obligation, nor incur any liability, beyond Trustee's then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Trustee, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Trustee hereunder or under the Lease, and Trustee is hereby released and relieved of any other obligations hereunder and under the Lease.

         12. Modification in Writing. This Agreement may not be modified except
             -----------------------
by an agreement in writing signed by the parties hereto or their respective successors in interest.

            13. Lien of Security Instruments. Nothing contained in this
                ----------------------------
Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

            14. Compliance with Lease. Tenant agrees that in the event there is
                ---------------------
any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

            15. Governing Law; Severability. This Agreement shall be governed by
                ---------------------------
the laws of the State of [ ]. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            16. Further Actions. Tenant agrees at its own expense to execute and
                ---------------
deliver, at any time and from time to time upon the request of Trustee or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement. Moreover, Tenant hereby irrevocably appoints and constitutes Trustee or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days' notice from Trustee or any Acquiring Party, has failed to execute and deliver.

     IN WITNESS WHEREOF, Trustee and Tenant have duly executed this Agreement as of the date first above written.

                                   ___________________________________________,
                                   as Trustee

                                   By: ______________________________________
                                       Name:
                                       Title:

                                   ___________________________________________,
                                   as Tenant

                                   By: ______________________________________
                                       Name:
                                       Title:

     The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as grantor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Trustee of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.

                                   ________________________________, a

                                   ________________________________

                                   By: ______________________________________
                                       Name:
                                       Title:

                                 ACKNOWLEDGMENT

            State of___________)
                               ) ss.:
            County of _________)


              [Local counsel to provide appropriate acknowledgment]

                            SCHEDULE A to EXHIBIT 1
                            -----------------------

                          Description of Real Property
                          ----------------------------